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                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                          ----------------------------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                            31-0838515
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO                     43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                          BANK ONE TRUST COMPANY, N.A.
                        ONE NORTH STATE STREET, 9TH FLOOR
                             CHICAGO, ILLINOIS 60602
    ATTN: SANDRA L. CARUBA, VICE PRESIDENT AND SENIOR COUNSEL, (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

                                PULTE CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

MICHIGAN                                                  38-2766606
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)


33 BLOOMFIELD HILLS PKWY., SUITE 200                      48304
BLOOMFIELD HILLS, MICHIGAN                                (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)


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ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.;
                  Federal Deposit Insurance Corporation,
                  Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

                  (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN
                  AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH
                  AFFILIATION.

                  No such affiliation exists with the trustee.

ITEM 16.          LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS
                  FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificate of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.


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                  7.  A copy of the latest report of condition of the
                      trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 2nd day of February, 2001.


                      BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                      TRUSTEE


                      BY  /s/ SANDRA L. CARUBA
                         -----------------------
                          SANDRA L. CARUBA
                          VICE PRESIDENT










* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).










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                                   EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                       February 2, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Pulte Corporation and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                           BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION


                           BY:   /s/ SANDRA L. CARUBA
                              --------------------------
                                  SANDRA L. CARUBA
                                  VICE PRESIDENT



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                                   EXHIBIT 7


Legal Title of Bank:        Bank One Trust Company, N.A.       Call Date: 09/30/00       State #: 391581   FFIEC 032
Address:                    100 Broad Street                   Vendor ID:  D             Cert #:  21377    Page RC-1
City, State  Zip:           Columbus, OH 43271                 Transit #:  04400003


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                           DOLLAR AMOUNTS IN THOUSANDS        C300
                                                                                                                             -------


ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                 RCON
                                                                                           ----
    a. Noninterest-bearing balances and currency and coin(1)....................           0081          107,674              1.a
    b. Interest-bearing balances(2).............................................           0071           19,256              1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)................           1754                0              2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).............           1773            4,003              2.b
3.  Federal funds sold and securities purchased under agreements to
    resell......................................................................           1350          637,978              3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                             RCON
                                                                                           ----
    RC-C).......................................................................           2122          220,388              4.a
    b. LESS: Allowance for loan and lease losses................................           3123            1,201              4.b
    c. LESS: Allocated transfer risk reserve....................................           3128                0              4.c
    d. Loans and leases, net of unearned income, allowance, and                            RCON
                                                                                           ----
       reserve (item 4.a minus 4.b and 4.c).....................................           2125          219,187              4.d
5.  Trading assets (from Schedule RD-D).........................................           3545                0              5.
6.  Premises and fixed assets (including capitalized leases)....................           2145           25,122              6.
7.  Other real estate owned (from Schedule RC-M)................................           2150                0              7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..............................................           2130                0              8.
9.  Customers' liability to this bank on acceptances outstanding................           2155                0              9.
10. Intangible assets (from Schedule RC-M)......................................           2143           14,726              10.
11. Other assets (from Schedule RC-F)...........................................           2160          335,321              11.
12. Total assets (sum of items 1 through 11)....................................           2170        1,363,267              12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.



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



Legal Title of Bank:                Bank One Trust Company, N.A.       Call Date:  09/30/00      State #:  391581  FFIEC 032
Address:                            100 East Broad Street              Vendor ID:  D             Cert #"    21377  Page RC-2
City, State  Zip:                   Columbus, OH 43271                 Transit #:  04400003


SCHEDULE RC-CONTINUED


                                                                                                 DOLLAR AMOUNTS IN
                                                                                                     THOUSANDS
                                                                                                     ---------


LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                               RCON
                                                                                           ----
       from Schedule RC-E, part 1)..............................................           2200            1,134,992         13.a
       (1) Noninterest-bearing(1)...............................................           6631              663,468         13.a1
       (2) Interest-bearing.....................................................           6636              471,524         13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II).......................................
       (1) Noninterest bearing..................................................
       (2) Interest-bearing.....................................................
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                         RCFD 2800               0         14
15. a. Demand notes issued to the U.S. Treasury                                            RCON 2840               0         15.a
    b. Trading Liabilities(from Schedule RC-D)..................................           RCFD 3548               0         15.b

16. Other borrowed money:                                                                  RCON
                                                                                           ----
    a. With original maturity of one year or less...............................           2332                              16.a
    b. With original  maturity of more than one year............................           A547                    0         16.b
    c. With original maturity of more than three years..........................           A548                    0         16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding.....................           2920                    0         18.
19. Subordinated notes and debentures...........................................           3200                    0         19.
20. Other liabilities (from Schedule RC-G)......................................           2930               88,146         20.
21. Total liabilities (sum of items 13 through 20)..............................           2948            1,223,138         21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...............................           3838                    0         23.
24. Common stock................................................................           3230                  800         24.
25. Surplus (exclude all surplus related to preferred stock)....................           3839               45,157         25.
26. a. Undivided profits and capital reserves...................................           3632               94,155         26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities...............................................................           8434                   17         26.b
    c. Accumulated net gains (losses) on cash flow hedges.......................           4336                    0         26.c
27. Cumulative foreign currency translation adjustments.........................
28. Total equity capital (sum of items 23 through 27)...........................           3210              140,129         28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).......................................           3300            1,363,267         29.


Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
    auditing work performed for the bank by independent                                           Number         Comprehensive level
     external auditors as of any date during 1996 . . . . .. . . . . . . . . RCFD 6724 . . .  N/A         M.1.

1 = Independent audit of the bank conducted in accordance             4. = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified             external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank             authority)

2 = Independent audit of the bank's parent holding company            5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing              auditors
     standards by a certified public accounting firm which
     submits a report on the consolidated holding company             6 =  Compilation of the bank's financial statements by
     (but not on the bank separately)                                      external auditors

3 = Directors' examination of the bank conducted in accordance        7 =  Other audit procedures (excluding tax preparation work)
     with generally accepted auditing standards by a
     certified public accounting firm (may be required by
     state chartering authority)                                      8 =  No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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